AMENDMENT

TO

AMENDED AND RESTATED

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is made effective as of the 1st day of January, 2008, by and between Phoenix Life Insurance Company, a New York corporation (“PLIC”), and PNC Global Investment Servicing (U.S.) Inc., (formerly PFPC Inc.) a Massachusetts corporation (“PNC”).

BACKGROUND:

A.	PNC and PLIC are parties to an Amended and Restated Administration and Accounting Services Agreement dated as of March 1, 2003, as amended (the “Agreement”).

B.	The Agreement contemplates an initial term ending December 31, 2008, and PLIC and PNC desire to extend the term of the Agreement and to make revisions to the services provided under the Agreement.

C.	PLIC and PNC desire to amend the Agreement to accommodate the foregoing.

D.	This Background section is hereby incorporated by reference in and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	The first sentence of Section 16 of the Agreement is hereby amended by deleting the date “December 31, 2008” and replacing it with the date “December 31. 2011.”

2.	The last sentence of Section 16 of the Agreement is hereby amended and restated as follows:

“If this Agreement is terminated effective December 31, 2011, PNC shall remain responsible for preparing the 2011 financial statements.”

3.	New Sections 14(xiii) and 14(xiv) are hereby added to the Agreement as follows:

“(xiii)	Calculate total returns for the annual report utilizing beginning and ending dates provided by PLIC to PNC for the Subaccounts, except where the beginning and ending dates are the first and last day in the reporting period, respectively, in which case PNC shall provide such dates.

(xiv)	Produce data and populate Prospectus financial highlights tables for Appendix C and coordinate the printing of Appendix C.”

4.	Section 15(a)(i) and Section 15(a)(ii) of the Agreement are hereby amended and restated as follows:

“(i)	Assist in the preparation of and file with the SEC the Account annual Form N-SARs (subject to approval by PLIC);

(ii)	Assist in the Edgarization process of the Account annual financial statements, provided that PNC’s responsibilities shall be limited to providing the annual financial statements to the Printer for Edgarization, receiving back from the Printer the annual financial statements purported by the Printer to have been Edgarized, confirming that each annual financial statement received back from the Printer has the same number of pages as the annual financial statement provided by PNC to the Printer for Edgarization, and passing to the Auditors the annual financial statements received back from the Printer, provided further that PNC shall have no responsibility to proof the annual financial statements received back from the Printer whether for accuracy, Edgarization or otherwise:”

5.	The Agreement is hereby amended by replacing references to “PFPC Inc.” with “PNC Global Investment Servicing (U.S.) Inc.” and replacing references to “PFPC” with “PCN”.

6.	The clause in Section 17 of the Agreement indicating the address for notices to PLIC is amended and restated as follows:

“(b) if to PLIC, 31 Tech Valley Drive, East Greenbush, NY 12061 Attn: Peter Hosner.”

7.	Exhibit A of the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto.

8.	Exhibit B of the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto.

9.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below, with an effective date of January 1, 2008.

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Gina Collopy O’Connell
Name:	Gina Collopy O’Connell
Title:	SVP L+A Planning

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Sr. Vice President

Dated: October 8, 2008

EXHIBIT A

List of Accounts

Phoenix Life Variable Accumulation Account

Phoenix Life Variable Universal Life Account

Phoenix Life Separate Account B

Phoenix Life Separate Account C

Phoenix Life Separate Account D

EXHIBIT B

Authorized Persons

NAME (Type)	SIGNATURE

Peter Hosner	/s/ Peter Hosner

Gary Tebbetts	/s/ Gary Tebbetts

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